FORM OF INVESTMENT ADVISORY

AGREEMENT





[Date]





Smith Barney Strategy Advisers, Inc.
388 Greenwich Street
New York, NY  10013
Dear Sirs:
       Smith  Barney  Equity  Funds  (the  Company),  a
trust organized under    the   laws   of   the    Commonwealth
of
Massachusetts,  on  behalf  of Smith Barney  Strategic
Investors Fund (the "Fund"), confirms its agreement with Smith Barney Strategy Advisers Inc. (the Adviser), as follows:

1.   Investment Description; Appointment

     The Company desires to employ its capital relating to the Fund by investing and reinvesting in
     investments  of the   kind   and   in   accordance   with
     the     investment
     objective(s), policies and limitations specified in its Master Trust Agreement, as amended from time to
     time (the   "Master   Trust  Agreement"),   in   the
     Prospectus
     relating   to   the   Fund   (the  "Prospectus")   and
the
     Statement   of  Additional  Information  relating   to
the
     Company (the "Statement") filed with the Securities and Exchange Commission (the "SEC") as part of the Fund's Registration Statement on Form N-lA, as
     amended   from time  to  time,  and in such manner and to
     such  extent  as may  from  time  to  time  be  approved
     by  the  Board                               of
     Trustees  of  the  Company  (the "Board").   Copies  of
the
     Fund's Prospectus, the Statement and the Master Trust Agreement have been or will be submitted to the Adviser The Company desires to employ and hereby appoints the Adviser to act as the Funds investment adviser. The
     Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

2.   Services as Investment Adviser

     Subject to the supervision, direction and approval of the Board of the Company, the Adviser will: (a)
     manage the   Fund's   portfolio  in  accordance  with  the
     Fund's investment   objective  and  policies  as  stated
     in      the
     Prospectus   and   the   Statement;  (b)   make
investment
     decisions  for  the  Fund;  (c)  place  purchase  and
     sale orders  for  portfolio transactions for the  Fund;
     and  (d) employ
     professional  portfolio  managers  and       securities
     analysts  to  provide research services  to  the  Fund.
In
     providing  those  services,  the  Adviser  will  conduct
     a continual   program  of  investment,  evaluation   and,
     if
     appropriate,   sale   and   reinvestment   of   the
Fund's
     assets.  The  Adviser may, with the approval  of  the
     Board and   the shareholders  of  the  Fund   (to
     the    extent
     required by applicable law), from time to time, subcontract with one or more sub-investment
     advisers      to
     provide some or all of the services required under this agreement.

3.   Brokerage
     In  selecting  brokers  or dealers to  execute
transactions
     on behalf of the Fund, the Adviser will seek the best overall terms available. In assessing the
     best     overall
     terms  available  for  any  transaction,  the  Adviser
will
     consider  factors  it  deems relevant,  including,
but  not
     limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or
     dealer      and  the
     reasonableness   of  the  commission,  if   any,       for
the
     specific   transaction  and  on  a  continuing  basis.
In
     selecting   brokers  or  dealers  to  execute  a
particular
     transaction, and in evaluating the best overall terms available, the Adviser is authorized to
     consider    the
     brokerage   and  research  services  (as  those  terms
are
     defined  in  Section  28(e) of the Securities  Exchange
Act
     of  1934,  as  amended) provided to the  Fund  and/or
other
     accounts   over   which  the  Adviser  or   its
affiliates
     exercise investment discretion.

4.   Information Provided to the Fund

     The   Adviser   will   keep   the   Company   informed
of
     developments  materially  affecting  the  Fund's
     portfolio, and  will,  on  its  own  initiative,  furnish
     the   Company
     from time to time with whatever information the Adviser
     believes is appropriate for this purpose.

5.   Standard of Care

     The   Adviser   shall   exercise  its   best   judgment
in
     rendering  the  services  listed  in  paragraphs  2
and       3
     above.   The  Adviser  shall not be  liable  for  any
error
     of  judgment  or  mistake of law or for  any  loss
suffered
     by the Company in connection with the matters to which this Agreement relates, provided that nothing in this
     Agreement   shall  be  deemed  to  protect  or  purport
to
     protect   the   Adviser  against  any   liability
to       the
     Company or to the shareholders of the Fund to which the Adviser would otherwise be subject by reason of willful malfeasance,  bad  faith  or gross negligence  on  its
part
     in  the  performance  of its duties  or  by  reason
of  the
     Adviser's   reckless  disregard  of  its   obligations
and
     duties under this Agreement.

6.   Compensation

     In  consideration  of  the  services  rendered  pursuant
to
     this  Agreement,  the  Fund will pay  the  Adviser,
on  the
     first   business  day  of  each  month,  a   fee       for
the
     previous  month  at  the annual rate of 0.55%  of  1.00%
of
     the  Fund's  average  daily net assets.   The  fee
for  the
     period  from  the  Effective Date  (defined  below)
of  the
     Agreement   to  the  end  of  the  month  during  which
the
     Effective  Date  occurs  shall  be  pro-rated  according
to
     the   proportion  that  such  period  bears  to   the
full
     monthly  period.   Upon any termination  of  this
Agreement
     before  the  end  of any month, the fee  for  such
part     of
     that   month   shall   be   pro-rated   according
to        the
     proportion  that  such  period bears  to  the  full
monthly
     period   and   shall   be   payable   upon   the
date          of
     termination   of  this  Agreement.   For  the   purpose
of
     determining fees payable to the Adviser, the value of
     the Fund's net assets shall be computed at the times
     and  in  the  manner  specified  in  the  Fund's
Prospectus
     and/or the Statement, as from time to time in effect.

7.   Expenses

     The  Adviser  will  bear  all expenses  in  connection
with
     the   performance  of  its  services  under  this
     Agreement and  will  pay  to  any sub-investment adviser
     or       advisers
     retained  by  the  Adviser to provide advisory  services
to
     the  Fund  (a Sub-Adviser) the fees required  to
be  paid
     to  each  Sub-Adviser.   The Fund will  bear  certain
other
     expenses   to  be  incurred  in  its  operation,
including:
     investment    advisory,    sub-investment    advisory
and
     administration  fees, other than those  payable  to
a  Sub-
     Adviser  or  any  additional  or  substitute  sub-
investment
     adviser;;  fees  for  necessary professional  and
brokerage
     services;  fees  for  any  pricing  service;  the  costs
of
     regulatory    compliance;   and   cost    associated
with
     maintaining    the    Companys    legal    existence
and
     shareholder relations.

8.   Reduction of Fee

     If  in  any  fiscal  year  the  aggregate  expenses
of  the
     Fund  (including  fees pursuant to this  Agreement
and  the
     Funds    sub-investment   advisory    and
administration
     agreements,   but   excluding  interest,  taxes,
brokerage
     and    extraordinary    expenses)   exceed    the
expense
     limitation  of  any  state  having  jurisdiction  over
the
     Fund,  the  Adviser  will reduce its  fee  to  the
Fund      by
     the   proportion  of  such  excess  expense  equal
to        the
     proportion   that   its   fee  thereunder   bears
to        the
     aggregate   of   fees  paid  by  the  Fund  for
investment
     advice and administration in that year, to the extent
     required by state law. A fee reduction pursuant to this
     paragraph 8, if any, will be estimated, reconciled and
     paid on a monthly basis.

9.   Services to Other Companies or Accounts

     The  Company  understands that the Adviser  now  acts,
will
     continue   to   act   and  may  act  in   the   future
as:
     investment   adviser   to  fiduciary   and   other
managed
     accounts,   as   well  as  investment   adviser   to
other
     investment  companies;  and the Company   has  no
objection
     to the Adviser's so acting, provided that whenever the Fund and one or more other investment companies advised
     by   the   Adviser  have  available  funds  for
investment,
     investments  suitable  and  appropriate  for  each
will      be
     allocated  in  accordance  with a  formula  believed  to
be
     equitable  to  each  company.  The Fund recognizes
that      in
     some  cases  this  procedure may adversely affect  the
size
     of  the  position  obtainable for the  Fund.   In
addition,
     the  Fund  understands  that the  persons  employed
by  the
     Adviser  to  assist  in  the performance  of  the
Adviser's
     duties  under  this  Agreement will not  devote  their
full
     time   to  such  service  and  nothing  contained  in
this
     Agreement   shall  be  deemed  to  limit  or  restrict
the
     right  of  the  Adviser or any affiliate of the  Adviser
to
     engage   in   and  devote  time  and  attention   to
other
     businesses or to render services of whatever kind or
     nature.

l0.  Term of Agreement

     This       Agreement       shall      become
effective
     __________________,   1995  (the   Effective   Date)
and
     shall  continue  for  an  initial two-year  term  and
shall
     continue   thereafter  so  long  as  such   continuance
is
     specifically  approved  at  least  annually   by   (i)
the
     Board  of  the  Company or (ii) a vote of a  "majority"
     (as defined   in  the  Investment  Company  Act  of 1940,
     as
     amended   (the   "1940  Act")  of  the  Fund's
outstanding
     voting  securities,  provided  that  in  either  event
the
     continuance  is  also approved by a majority  of  the
     Board who   are  not  "interested  persons"  (as  defined
     in  the 1940  Act)  of  any party to this Agreement,  by
     vote  cast in   person  or  by  proxy  at  a  meeting
     called        for  the
     purpose  of  voting  on such approval.   This  Agreement
is
     terminable,   without   penalty,   on   60   days'
written
     notice,  by  the  Board  of  the  Company  or  by  vote
of
     holders  of  a  majority of the Fund's shares,  or  upon
90
     days'   written  notice,  by  the  Adviser.  This
     Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.  Representation by the Fund

     The  Company  represents that a copy  of  the  Master
     Trust Agreement   is  on                 file  with  the
     Secretary       of  the
     Commonwealth  of  Massachusetts  and  with   the   City
of
     Boston.

12.  Limitation of Liability

     The  Company  and  the  Adviser agree that  the
     obligations of   the Company  under  this  Agreement
     shall           not  be
     binding   upon  any  of  the  Board  members,
     shareholders, nominees,  officers,       employees  or
     agents,  whether  past,
     present  or  future,  of the Company individually,  but
are
     binding   only   upon  the  assets  and  property   of
the
     Company,   as  provided  in  the  Master  Trust
Agreement.
     The  execution  and  delivery of this  Agreement  have
     been duly  authorized  by          the  Board  and  a
     majority      of the
     holders   of   the  Funds  outstanding  voting
     securities, are   signed  by  an         authorized
     officer  of  the    Company,
     acting  as  such,  and  neither such authorization  by
such
     Board members and shareholders, nor the execution and delivery by the officer shall be deemed to have
     been made   by  any  of  them  individually  or  to
     impose     any
     liability on any of them personally, but shall bind only the assets and property of the Company as provided in the Master Trust Agreement.

        If   the   foregoing   is   in   accordance   with
your
understanding,  kindly  indicate  your  acceptance   of   t
his
Agreement   by  signing  and  returning  the  enclosed  copy
of
this Agreement.


                       Very truly yours,
                         SMITH BARNEY EQUITY FUNDS
                          on  behalf  of  SMITH BARNEY
STRATEGIC INVESTORS FUND



                         By:________________________________
                         Title:


Accepted:
SMITH BARNEY STRATEGY ADVISERS INC.



By:_____________________________
Title: